UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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ISORAY, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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January 14, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of IsoRay, Inc. (the "Company") to be held at the Westin La Paloma Resort, 3800 East Sunrise Drive, Tucson, Arizona 85718 at 10:00 a.m. local time on Wednesday, February 18, 2009.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.  During the Annual Meeting, we will also report on the operations of the Company and its primary operating subsidiary, IsoRay Medical, Inc.  Directors and officers of the Company and representatives of the Company's auditor are expected to be present to respond to appropriate questions from shareholders.

Detailed information concerning our activities and operating performance during the fiscal year ended June 30, 2008 is contained in our Annual Report to Shareholders.

In accordance with new rules approved by the Securities and Exchange Commission, on or about January 15, 2009, we are sending a Notice of Internet Availability of Proxy Materials with these proxy materials to shareholders of record at the close of business on December 31, 2008. We also will begin providing access to our proxy materials over the Internet beginning on January 15, 2009.

Whether or not you expect to attend in person, we urge you to vote your shares via the Internet, by phone, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. If you wish to vote your shares by mail, an addressed envelope for which no postage is required if mailed in the United States is enclosed.

Voting over the Internet or by telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.

Your vote is important.  Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting.  Accordingly, we ask that you please sign, date and return the enclosed proxy card or vote over the Internet or by telephone at your earliest convenience. If you do attend the Annual Meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

We look forward to seeing you at the Annual Meeting.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be on a first-come, first-served basis. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date to enter the meeting. Cameras, recording devices and other electronic equipment will not be permitted in the meeting.

Sincerely,

Dwight Babcock
Interim CEO and Chairman of the Board

350 Hills Street, Suite 106
Richland, WA  99354
www.isoray.com

ISORAY, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	10:00 a.m., MST, on Wednesday, February 18, 2009

PLACE	Westin La Paloma, 3800 East Sunrise Drive, Tucson, Arizona 85718

ITEMS OF BUSINESS	1.	To elect four directors to hold office until the 2010 Annual Meeting of Shareholders;

	2.	To ratify the appointment of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2009; and

	3.	To take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on December 31, 2008.

VOTING BY PROXY	If you cannot attend the Annual Meeting, you may vote your shares by completing and promptly returning the enclosed proxy card in the envelope provided or by voting over the Internet or by telephone.

ANNUAL REPORT	IsoRay, Inc.'s June 30, 2008 Annual Report on Form 10-K, which is not part of the proxy soliciting material, is enclosed and is also available over the Internet or by written request for a paper copy.

By Order of the Board of Directors,

Fred Swindler
Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about January 15, 2009.

ISORAY, INC.
350 Hills Street, Suite 104
Richland, Washington 99354

PROXY STATEMENT
Annual Meeting of Shareholders
February 18, 2009

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the "Board") of IsoRay, Inc. of proxies to be voted at the Company's 2009 Annual Meeting of Shareholders to be held on February 18, 2009 (the "Annual Meeting"), and at any adjournment of the Annual Meeting.

In accordance with new rules approved by the SEC, a Notice Regarding the Availability of Proxy Materials will be mailed with this Proxy Statement to the Company's shareholders of record as of the close of business on December 31, 2008. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials. Instructions on how to access the proxy materials over the Internet may be found on the Notice.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

The Board has set December 31, 2008 as the record date for the Annual Meeting.  If you were the owner of Company common or preferred stock at the close of business on December 31, 2008, you may vote at the Annual Meeting.  You are entitled to one vote for each share of common or preferred stock you held on the record date.

What proposals will be voted on at the Annual Meeting?

Two proposals are scheduled to be voted on at the Annual Meeting. The first is the election of four directors to hold office until the 2010 Annual Meeting of Shareholders.  The second is the ratification of the appointment by the Audit Committee of DeCoria, Maichel & Teague, P.S. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009.

How many votes are required to approve the proposals?

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock and preferred stock voting together as one class is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote). As of December 31, 2008, there were 22,942,088 shares of common stock and 59,065 shares of preferred stock outstanding.

In voting with regard to the proposal to elect directors ("Proposal 1"), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Minnesota law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Minnesota law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

In voting with regard to the proposal to ratify the Audit Committee's appointment of the independent registered public accounting firm ("Proposal 2"), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve Proposal 2 is governed by Minnesota law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against Proposal 2.

You may either vote "FOR" or "AGAINST" Proposal 2 and "FOR" or "WITHHOLD" authority to vote for each nominee for the Board. If you withhold authority to vote for the election of directors, your shares will not be voted with respect to the director or directors identified. If you sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each proposal and all director nominees.

Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a "broker non-vote" on the proposal. "Broker non-votes" are considered in determining whether a quorum exists at the Annual Meeting, but are not considered as votes cast in determining the outcome of any proposal. We believe that Proposals 1 and 2 are discretionary.

As of December 31, 2008, our directors and executive officers held or controlled approximately 393,528 shares of our common stock, constituting approximately 1.7% of the outstanding common stock. As of December 31, 2008, our directors and executive officers did not hold or control any shares of our preferred stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.

How does the Board recommend that I vote?

The Board recommends that you vote your shares "FOR" each of the proposals and all of the director nominees.

Can my shares be voted on matters other than those described in this Proxy Statement?

            Only under limited circumstances. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

How do I vote my shares without attending the Annual Meeting?

Shareholders of record can vote as follows:

•
Via the Internet:   Shareholders may vote through the Internet at www.proxyvote.com by following the instructions included with your proxy card. You will need the 12-digit Control Number included on your proxy card to obtain your records and to create an electronic voting instruction form.

•
By Telephone:   Shareholders may vote by telephone at (800) 690-6903 by following the instructions included with your proxy card. You will need the 12-digit Control Number included on your proxy card in order to vote by telephone.

•
By Mail:   Shareholders may sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided with these proxy materials.  If you have misplaced your return envelope or need to return a proxy card from outside the United States, you may mail your proxy card to the address listed on the proxy card.

•	At the Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card or otherwise voted.

If your shares are held in "street name" through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" shareholders who wish to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares.

How do I vote my shares in person at the Annual Meeting?

If you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification to the Annual Meeting.  You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by proxy card so your vote will be counted even if you later decide not to attend the Annual Meeting.

May shareholders ask questions at the Annual Meeting?

Yes. Representatives of the Company will answer a limited number of shareholders' questions of general interest at the end of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account.  To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

Yes.  If you vote by mail, Internet or telephone, you may later change your vote and revoke your proxy card by:

•	Sending a written statement to that effect to the Secretary of the Company on or before February 18, 2009;

•	Submitting a properly signed proxy card with a later date; or
•	Voting in person at the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

Our Board currently consists of four members. The Board, on the recommendation of the Nominations and Corporate Governance Committee, has nominated the following four existing members of the Board for re-election to the Board at the 2009 Annual Meeting: Dwight Babcock, Robert Kauffman, Thomas LaVoy and Albert Smith. If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2010 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. There are no family relationships among our directors, nominees for director or our executive officers.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board, upon the recommendation of the Nominations and Corporate Governance Committee, may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position.

The Board unanimously recommends that the shareholders vote "FOR" Proposal No. 1 to elect Dwight Babcock, Robert Kauffman, Thomas LaVoy and Albert Smith as directors for a one year term expiring at the 2010 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Directors

Set forth below is certain information as of December 31, 2008 regarding our current directors and nominees for director, including biographical information.

Mr. LaVoy and Mr. Kauffman took office in July 2005, and Mr. Babcock and Mr. Smith took office in March 2006.

Name	Age	Position Held	Term

Dwight Babcock	61	Director, Nominee for Director	Annual
Robert Kauffman	68	Director, Nominee for Director	Annual
Thomas LaVoy	49	Director, Nominee for Director	Annual
Albert Smith	65	Director, Nominee for Director	Annual

Dwight Babcock – Mr. Babcock was appointed Chairman and Interim CEO of the Company on February 26, 2008 and has served as a Director of the Company since 2006.  Mr. Babcock has served as Chairman and Chief Executive Officer of Apex Data Systems, Inc., an information technology company, since 1975.  Apex Data Systems automates the administration and claims adjudication needs of insurance companies both nationally and internationally.  Mr. Babcock was formerly President and CEO of Babcock Insurance Corporation (BIC) from 1974 until 1985.  BIC was a nationally recognized third party administrator operating within 35 states.  Mr. Babcock has knowledge and experience in the equity arena and has participated in various activities within the venture capital, private and institutional capital markets.  Mr. Babcock studied marketing and economics at the University of Arizona where he currently serves on the University of Arizona Astronomy Board.

Robert Kauffman – Mr. Kauffman has been a Director of the Company since 2005 and was appointed Vice-Chairman of the Company on February 26, 2008.  Mr. Kauffman has served as Chief Executive Officer and Chairman of the Board of Alanco Technologies, Inc. (NASDAQ: ALAN), an Arizona-based information technology company, since July 1, 1998.  Mr. Kauffman was formerly President and Chief Executive Officer of NASDAQ-listed Photocomm, Inc. from 1988 until 1997 (since renamed Kyocera Solar, Inc.).  Photocomm was the nation's largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million.  Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO), whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company.  Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Thomas LaVoy – Mr. LaVoy has been a Director of the Company since 2005.  Mr. LaVoy has served as Chief Financial Officer of SuperShuttle International, Inc. since July 1997 and as Secretary since March 1998.  SuperShuttle is one of the largest providers of shuttle services in major cities throughout the West and Southwest regions of the United States.  He has also served as a director of Alanco Technologies, Inc. (NASDAQ: ALAN) since 1998, and presently serves on Alanco Technologies' Audit Committee.  From September 1987 to February 1997, Mr. LaVoy served as Chief Financial Officer of NASDAQ-listed Photocomm, Inc.  Mr. LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983.  Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, Minnesota, and is a Certified Public Accountant.

Albert Smith – Mr. Smith has been a Director of the Company since 2006.  Mr. Smith was the co-founder of and served as Vice Chairman of CSI Leasing, Inc., a private computer leasing company, from 1972 until March 2005.  He founded Extreme Video Solutions, LLC (EVS), a private video conferencing company with headquarters in Scottsdale, Arizona, in December 2005 and in January 2008, he formed Face to Face Live, Inc., a successor company to EVS, where he presently serves as CEO.  Mr. Smith presently serves as Chairman of the Board for Doulos Ministries, Inc.  Mr. Smith has extensive experience in marketing and sales having managed a national sales force of over fifty people while at CSI Leasing, Inc.  Mr. Smith holds a BS in Business Administration from Ferris State College.

Board Committees and Meetings

During the year ended June 30, 2008, the Board held nine regular meetings.  The Board has an Audit Committee, a Compensation Committee and a Nominations and Corporate Governance Committee.

Audit Committee.  The Audit Committee is responsible to the Board for the areas of audit and compliance and oversees the Company's financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the auditors and supervises the Company's compliance with legal and regulatory requirements. The Committee operates under a charter approved by the Board.  The Audit Committee Charter was attached as Appendix A to the Proxy Statement relating to the Annual Meeting held in February 2007. The current members of the Audit Committee are Mr. LaVoy (Chairman), Mr. Kauffman and Mr. Smith.  The Board has determined that Mr. LaVoy and Mr. Kauffman are  "audit committee financial experts" as defined under SEC rules.  The Board has affirmatively determined that none of the members of the Audit Commitee have a material relationship with the Company that would interfere with the exercise of independent judgment and each of the members of the Audit Committee are "independent" as independence is defined in Section 121(A) of the listing standards of the American Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee. The Compensation Committee is responsible for establishing and reviewing the compensation and employee benefit policies of the Company. The members of the Compensation Committee are Mr. Smith (Chairman) and Mr. Kauffman, each of whom are "independent" directors within the meaning of SEC rules and AMEX listing standards.  The Committee operates under a charter approved by the Board. The Committee's charter was attached as Appendix 2 to the Proxy Statement relating to the Annual Meeting held in February 2008.  The Compensation Committee reviews and recommends to the Board for approval the compensation for the Company's Chief Executive Officer and all of its other executive officers, including salaries, bonuses and grants of awards under, and administration of, the Company's equity incentive plans. The Compensation Committee, among other things, reviews and recommends to the Board employees to whom awards will be made under the Company's equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards. Although the Committee's charter authorizes the committee to retain an independent consultant, no third party compensation consultant was engaged for fiscal year 2008.  The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for the other executive officers.

Nominations Committee. The Nominations and Corporate Governance Committee consists of three directors who have all been determined to be "independent" as defined by applicable SEC rules and AMEX listing standards. All Directors except Mr. Babcock currently serve on the Nominations and Corporate Governance Committee and Mr. Kauffman serves as its Chairman. The Committee identifies and solicits recommendations from management of qualified individuals as prospective Board members. The Committee also recommends the director nominees to the Board for election at the annual meeting of shareholders. The Committee oversees the annual review and evaluation of the performance of the Board and its committees, and develops and recommends corporate governance guidelines to the Board. In addition, the Committee examines, evaluates, and monitors the independence of directors for general Board positions as well as for specific committee duties, and evaluates specific qualifications for members serving as audit committee financial experts. The Committee's charter as approved by the Board was attached as Appendix B to the Proxy Statement relating to the Annual Meeting held in February 2008.

The Board and its committees may retain outside advisors as they determine necessary to fulfill their responsibilities.  All committees report their activities to the full Board.  Each committee charter is posted on the IsoRay website.

Each Board member attended at least 75% of the aggregate meetings of the Board and of the Committees on which he served that were held during the period for which he was a Board or Committee member in the Company's fiscal year ended June 30, 2008.

The following table summarizes the membership of the Board and each of its committees, as well as the number of times each committee met during the fiscal year ended June 30, 2008.

	Board	Audit	Compensation	Nominations

Dwight Babcock (1)	Chair

Robert Kauffman	Member	Member	Member	Chair

Thomas LaVoy	Member	Chair		Member

Albert Smith	Member	Member	Chair	Member

Number of Meetings Held in Fiscal 2008	9	6	6	2

(1)	Mr. Babcock served on the Audit, Compensation and Nominations and Corporate Governance Committes until he was appointed Interim CEO in February 2008, when he resigned from all committees.

Report of the Audit Committee of the Board of Directors

The Audit Committee consists of three outside directors, each of whom has been determined to be financially literate and meets the independence standards for members of public company audit committees set forth in SEC rules adopted under the Sarbanes-Oxley Act of 2002 and applicable AMEX listing standards. The Committee operates under a written charter adopted by the Board. Committee members include independent directors Thomas LaVoy (Chair), Robert Kauffman and Al Smith. Both Mr. LaVoy and Mr. Kauffman have each been determined to be qualified as an Audit Committee financial expert as defined in Item 401 of Regulation S-K.

The Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company toward assurance of the quality and integrity of its consolidated financial statements. The purpose of the Committee is to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; oversee, review and appraise the audit activities of the Company's independent auditors and internal auditing function; and maintain complete, objective and open communication between the Board, the independent accountants, financial management, and the internal audit function. The Audit Committee met six times during the 2008 fiscal year.

The Company's independent auditor reports directly to the Committee. The Audit Committee is solely responsible to appoint or replace the Company's independent auditor, and to assure the independence and to provide oversight and supervision thereof. The Committee determines compensation of the independent auditor and has established a policy for approval of non-audit related engagements awarded to the independent auditor. Such engagements must not impair the independence of the auditor with respect to the Company, as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Committee. The Committee determines the extent of funding that the Company must provide to the Committee to carry out its duties, and has determined that such amounts were sufficient in fiscal 2008.

With respect to the fiscal year ended June 30, 2008, in addition to its other work, the Committee:

•	Reviewed and discussed with management the audited consolidated financial statements of the Company as of June 30, 2008 and the year then ended;
•
Discussed with DeCoria, Maichel & Teague, P.S. the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, with respect to its review of the findings of the independent auditor during its examination of the Company's financial statements; and

•
Received from DeCoria, Maichel & Teague, P.S. written affirmation of its independence as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees".  In addition, discussed with the auditors the firm's independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Committee recommended, based on the review and discussion summarized above, that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the SEC.

Dated: January 14, 2009	AUDIT COMMITTEE
Thomas LaVoy, Chair
Robert Kauffman
Al Smith

Nomination Process

The Nominations and Corporate Governance Committee is the nominating committee of the Board.  The Committee is governed by the Company's Articles of Incorporation and Bylaws with respect to the nominations process.  The Committee is responsible for recommending nominees for nomination by the Board for election to the Board. The Committee will consider nominations from shareholders, provided that such nominations are received by the Company's Secretary in accordance with the Articles of Incorporation, the Bylaws, and the date set in the prior year's proxy statement.

The Committee will perform the following duties with respect to director nominations: (a) consider the criteria for identifying and recommending individuals who may be nominated for election to the Board; (b) providing a recommendation to the Board of the slate of nominees for election to the Board; (c) as the need arises, make recommendations to fill vacancies and actively seek individuals qualified to become Board members; and (d) consider shareholder nominations for the Board when properly submitted in accordance with the Company's Articles of Incorporation and Bylaws.

The Committee will consider candidates for the Board who are recommended by its members, other Board members, shareholders and management, as well as those identified by a third party search firm the Company may retain to assist in identifying and evaluating possible candidates. The Committee evaluates candidates recommended by shareholders in the same manner that it evaluates other candidates. The Committee's evaluations will be based upon several criteria, including the candidate's broad-based business and professional skills and experiences; commitment to representing the long-term interests of shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics; personal integrity and judgment; and practical wisdom and sound judgment. Candidates should have reputations, both personal and professional, consistent with the Company's image and reputation.

At a minimum, the majority of directors on the Board should be "independent," not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director.  In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the medical isotope industry. Accordingly, the Committee seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Committee will utilize the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee will review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance.  In the case of new director candidates, the members of the Committee will be polled for suggestions as to potential candidates that may meet the criteria above, discuss candidates suggested by Company shareholders and may also engage, if the Board deems appropriate, a professional search firm. To date, the Board and the Committee have not engaged professional search firms to identify or evaluate potential nominees but may do so in the future, if necessary. The Committee will then meet to discuss and consider these candidates' qualifications and then choose a candidate to recommend by majority vote.

Non-Employee Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dwight Babcock	52,000	-	-	-	-	-	52,000
Stephen Boatwright	11,500	-	-	-	-	-	11,500
Robert Kauffman	48,000	-	-	-	-	-	48,000
Thomas LaVoy	43,500	-	-	-	-	-	43,500
Albert Smith	39,500	-	-	-	-	-	39,500

Beginning in fiscal year 2008, each non-employee director received cash compensation of $3,000 per month, except for Mr. Boatwright who received $1,000 per month until his resignation in February 2008.  In addition, each non-employee director received $1,000 per Board meeting attended in person or $500 per Board meeting attended via telephone and $500 per committee meeting attended.  Beginning in March 2008, Mr. Babcock began receiving an additional $3,000 per month for serving as Chairman, Mr. Kauffman began receiving an additional $2,000 per month for serving as Vice-Chairman, and Mr. LaVoy began receiving an additional $1,000 per month for serving as Audit Committee Chairman.

Each director had stock options to purchase 150,000 shares of the Company's common stock outstanding as of June 30, 2008, except for Mr. Babcock who was granted options to purchase an additional 100,000 shares of the Company's common stock on May 13, 2008 for serving as Interim CEO.  This grant of 100,000 shares is noted in the executives' Outstanding Equity Awards at Fiscal Year-End table below.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors and employees and a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers that supplements our Code of Conduct and Ethics.  The Code of Conduct and Ethics was previously filed as Exhibit 14.1 to our Form 10-KSB for the period ended June 30, 2006, and the Code of Ethics for Chief Executive Officer and Senior Financial Officers was previously filed as Exhibit 14.2 to this same report.  The Code of Ethics for Chief Executive Officer and Senior Financial Officers is also available to the public on our website at http://www.isoray.com/ethicsForCeo.htm.  Each of these policies comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of the Company's common stock and preferred stock as of December 31, 2008 for (a) each person known by the Company to be a beneficial owner of five percent or more of the outstanding common or preferred stock of the Company, (b) each executive officer, director and nominee for director of the Company, and (c) directors and executive officers of the Company as a group.  As of December 31, 2008, the Company had 22,942,088 shares of common stock and 59,065 shares of preferred stock outstanding.

Common Stock Share Ownership

Name of Beneficial Owner	Common Shares Owned	Common Stock Options Exercisable Within 60 Days	Common Stock Warrants Exercisable Within 60 Days	Percent of Class (1)
Dwight Babcock (2)	83,202	250,000	12,500	1.49%
Roger Girard	222,922	547,173	–	3.28%
David Swanberg	343,627	183,332	5,500	2.30%
Lori Woods	8,000	83,332	–	–%
Jonathan Hunt	–	69,999	–	–%
Robert Kauffman	63,802	150,000	–	–%
Thomas LaVoy	40,423	150,000	–	–%
Albert Smith	198,101	150,000	–	1.51%
Directors and Executive Officers as a group	393,528	853,331	12,500	5.29%

(1)
Percentage ownership is based on 22,942,088 shares of Common Stock outstanding on December 31, 2008.  Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after December 31, 2008 are deemed outstanding for computing the percentage ownership of the person or group holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or group.

(2)	Mr. Babcock’s common shares owned include 2,695 shares owned by his spouse.

Preferred Stock Share Ownership

Name of Beneficial Owner	Preferred Shares Owned	Percent of Class (1)
Aissata Sidibe (2)	20,000	33.86%
William and Karen Thompson Trust (3)	14,218	24.07%
Jamie Granger (4)	10,529	17.83%
Hostetler Living Trust (5)	9,479	16.05%
Leslie Fernandez (6)	3,688	6.24%

(1)	Percentage ownership is based on 59,065 shares of Preferred Stock outstanding on December 31, 2008.
(2)	The address of Ms. Sidibe is 229 Lasiandra Ct, Richland, WA 99352.
(3)	The address of the William and Karen Thompson Trust is 285 Dondero Way, San Jose, CA 95119.
(4)	The address of Jamie Granger is 53709 South Nine Canyon Road, Kennewick, WA 99337.
(5)	The address of the Hostetler Living Trust is 9257 NE 175th Street, Bothell, WA 98011.
(6)	The address of Leslie Fernandez is 2615 Scottsdale Place, Richland, WA 99352.

No officers or directors beneficially own shares of preferred stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock.  The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a).  The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

We believe that IsoRay's executive officers, directors and 10% shareholders timely complied with their filing requirements during the fiscal year ended June 30, 2008 except as follows: Albert Smith (two Form 4s) and Dwight Babcock (one Form 4).  We believe all of these forms have been filed as of the date of this Proxy Statement.

Executive Officers

Set forth below is certain information as of December 31, 2008 regarding our current executive officers, including biographical information.

Ms. Woods took office on July 5, 2006, Mr. Hunt took office on September 7, 2006, and Mr. Babcock took office on February 26, 2008. Our Board appoints our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Name	Age	Position Held

Dwight Babcock	61	Interim CEO
Jonathan Hunt	41	Chief Financial Officer – Treasurer
Lori Woods	46	Acting Chief Operating Officer

Dwight Babcock – Mr. Babcock was appointed Chairman and Interim CEO of the Company on February 26, 2008 and has served as a Director of the Company since 2006.  Mr. Babcock has served as Chairman and Chief Executive Officer of Apex Data Systems, Inc., an information technology company, since 1975.  Apex Data Systems automates the administration and claims adjudication needs of insurance companies both nationally and internationally.  Mr. Babcock was formerly President and CEO of Babcock Insurance Corporation (BIC) from 1974 until 1985.  BIC was a nationally recognized third party administrator operating within 35 states.  Mr. Babcock has knowledge and experience in the equity arena and has participated in various activities within the venture capital, private and institutional capital markets.  Mr. Babcock studied marketing and economics at the University of Arizona where he currently serves on the University of Arizona Astronomy Board.

Jonathan Hunt – Mr. Hunt has over 15 years of finance and accounting experience, including financial reporting, SEC knowledge, and operational analysis.  Before joining IsoRay in 2006, he was employed by Hypercom Corporation, a global provider of electronic payment solutions and manufacturer of credit card terminals, serving as its Assistant Corporate Controller from 2005 to 2006.  His finance background also includes serving as both a Manager and Director of Financial Reporting and a Director of Operational Planning and Analysis for Circle K Corporation and its affiliates from 2000 to 2005 and working for PricewaterhouseCoopers LLP from 1992 to 1999 where his last position held was Business Assurance Manager.  Mr. Hunt holds Masters of Accountancy and Bachelor of Science degrees from Brigham Young University and is a Certified Public Accountant.

Lori Woods – Ms. Woods joined the Company in July 2006 and was appointed Acting Chief Operating Officer on February 26, 2008.  Ms. Woods has over 20 years experience in medical device technology and healthcare services.  Ms. Woods served as the CEO of Pro-Qura, a medical services company focusing on brachytherapy quality assurance and education, from 2002 until joining the Company.  During her tenure at Pro-Qura, Ms. Woods developed its business strategy, expanded its business portfolio in quality assurance beyond prostate brachytherapy into other areas of cancer, and increased funding by 50%.  Prior to this, she served as the Vice President of Sales at ATI Medical in 2002, Vice President of Sales – West and Vice President of Marketing and Business Development for Imagyn Medical Technologies from 2000 to 2002, Director of Business Development for Seattle Prostate Institute from 1998 to 2000, and Regional Vice President and Regional Manager of Interdent from 1994 to 1998.  Ms. Woods holds a Bachelor of Science degree in Business Administration – Marketing from Loma Linda University.

Significant Employees

Certain significant employees of our subsidiary, IsoRay Medical, Inc., and their respective ages as of December 31, 2008 are set forth in the table below. Also provided is a brief description of the experience of each significant employee during the past five years.

Name	Age	Position Held
Fredric Swindler	60	VP, Regulatory Affairs and Quality Assurance
Lane Bray	80	Chemist
Oleg Egorov	38	Director of Research and Development

Fredric Swindler – Mr. Swindler joined IsoRay Medical in October 2006 and has over 30 years of experience in manufacturing and regulatory compliance.  Mr. Swindler also serves as Secretary for IsoRay, Inc., a position he has held since June 11, 2008.  Mr. Swindler served as VP, Quality Assurance and Regulatory Affairs for Medisystems Corporation, a manufacturer and distributor of medical devices, from 1994 until joining the Company.  During his tenure at Medisystems Corporation, Mr. Swindler developed a quality system to accommodate vertically integrated manufacturing, developed regulatory strategies, policies and procedures, and submitted nine pre-market notifications (510(k)) to the FDA.  Prior to this, Mr. Swindler held various positions with Marquest Medical Products from 1989 to 1994, Sherwood Medical Products from 1978 to 1989, Oak Park Pharmaceuticals in 1978, and Mead Johnson & Company from 1969 to 1978.  Mr. Swindler holds a Bachelor of Science degree in Biomedical Engineering from Rose Hulman Institute of Technology and a Masters of Business Administration from the University of Evansville.

Lane Bray – Mr. Bray is known nationally and internationally as a technical expert in separations, recovery, and purification of isotopes and is a noted authority in the use of cesium and strontium ion exchange for Department of Energy's West Valley and Hanford nuclear waste cleanup efforts.  In 2000, Mr. Bray received the 'Radiation Science and Technology' award from the American Nuclear Society.  Mr. Bray has authored or co-authored over 110 research publications, 12 articles for nine technical books, and holds 24 U.S. and foreign patents.  Mr. Bray patented the USDOE/PNNL process for purifying medical grade Yttrium-90 that was successfully commercialized in 1999.  Mr. Bray also invented and patented the proprietary isotope separation and purification process that is assigned to IsoRay.  Mr. Bray was elected 'Tri-Citian of the Year' in 1988, nominated for 'Engineer of the Year' by the American Nuclear Society in 1995, and was elected 'Chemist of the Year for 1997' by the American Chemical Society, Eastern Washington Section.  Mr. Bray retired from the Pacific Northwest National Laboratory in 1998.  Since retiring in 1998, Mr. Bray worked part time for PNNL on special projects until devoting all of his efforts to IsoRay in 2004.  Mr. Bray has been a Washington State Legislator, a Richland City Councilman, and a Mayor of Richland.  Mr. Bray has a B.A. in Chemistry from Lake Forest College.

Oleg Egorov – Dr. Egorov is recognized nationally and internationally for his work in radiochemistry, radioanalytical chemistry, analytical chemistry and instrumentation.  Prior to joining IsoRay in December of 2005 as Director of Radiochemical Development and then Director of Research and Development, Dr. Egorov worked from May 1998 as a Senior Research Scientist at the Pacific Northwest National Laboratory (PNNL).  Prior to that time, he served the Environmental Molecular Sciences Laboratory at PNNL as a Graduate Research Fellow from August 1994 to May 1998 and as a Graduate Research Assistant to the University of Washington's Center for Process Analytical Chemistry from September 1992 to August 1993.  Former positions included a tenure as a Research Engineer at the Department of Radiochemistry at the Moscow State University, Moscow, Russia between September 1998 to August 1992, and Field Chemist at the Institute of Volcanology, at the Russian Academy of Science at Petropavlovsk-Kamchatsky, Russia, during the summers of 1989 and 1990 concurrent to studies that lead to his acquisition of Master of Science in Radiochemistry from the Moscow State University.  During his tenure at PNNL, Dr. Egorov led world-class basic and applied R&D programs directed at new chemistries and instrumentation for automated production of short-lived medical isotopes for the treatment of cancer, automated process monitoring, radionuclide sensors for groundwater monitoring, and laboratory automation.  Dr. Egorov pioneered the application of flow-based techniques for automating radiochemical analyses of nuclear wastes, renewable surface sensing and separations, and equilibration-based radionuclide sensing.  He has authored/co-authored numerous peer-reviewed publications in these areas, including several book chapters.  Dr. Egorov holds four U.S./international patents, three of which have been licensed to industry.  Dr. Egorov has been a recipient of numerous outstanding performance and key contributor awards.  In 2003, Dr. Egorov was nominated for the American Chemical Society Arthur F. Findeis Award for Achievements by a Young Analytical Scientist.  In 2004, Dr. Egorov was a recipient of a Federal Laboratory Consortium Award for Excellence in Technology Transfer for "Alpha Particle Immunotherapy for Treating Leukemia and Solid-Tumor Metastases".  Dr. Egorov holds a M.S. in Radiochemistry from Moscow State University, Moscow, Russia; and a M.S. in Environmental and Analytical Chemistry and a Ph.D. in Analytical Chemistry from the University of Washington.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during our past two fiscal years awarded to, earned by or paid to each of the following individuals.  Salary and other compensation for these officers, employees and former officers are or was set by the Compensation Committee of the Board of Directors, except for employee compensation which is set by officers of the Company.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($) (1)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Dwight Babcock, Chairman and Interim CEO (2)	2008 2007	22,000 -	- -	- -	70,000 -	- -	- -	- -	92,000 -

Roger Girard, former Chairman and CEO (3) (4)	2008 2007	204,231 298,042	- -	- -	- 600,500	- -	- -	250,000 -	454,231 898,542

David Swanberg, former Executive Vice President - Operations (3) (5) (6)	2008 2007	179,615 161,539	50,000 -	- -	- 372,228	- -	- -	25,962 -	255,577 533,767

Lori Woods, Vice President (7)	2008 2007	179,615 155,692	- -	- -	- 327,150	- -	- -	- -	179,615 482,842

Fred Swindler, VP - Regulatory Affairs and Quality Assurance (8)	2008 2007	159,808 109,615	- -	- -	- 57,200	- -	- -	- 9,973	159,808 176,788

Robert Bilella, Territory Sales Manager	2008 2007	117,283 131,557	121,150 78,927	- -	- -	- -	- -	- -	238,433 210,484

(1)
Amounts represent the FAS 123R valuation for the fiscal years ended June 30, 2008 and 2007, respectively.  All such options were awarded under one of the Company's stock option plans.  All options awarded (with the exception of Mr. Babcock's fiscal year 2008 stock option grant that was immediately vested on the grant date) vest in three equal annual installments beginning with the first anniversary from the date of grant and expire ten years after the date of grant.  All options were granted at the fair market value of the Company's stock on the date of grant and the Company used a Black-Scholes methodology as discussed in the footnotes to the financial statements (included in the Annual Report) to value the options.

(2)
Mr. Babcock became the Chairman and Interim CEO on February 26, 2008.  He is serving as Interim CEO on a contract basis.  Mr. Babcock also received compensation as a Director of the Company during fiscal year 2008 which is disclosed in the Non-Employee Director Compensation table.

(3)
Mr. Girard and Mr. Swanberg were granted 150,000 and 100,000 options, respectively, on June 1, 2007.  These options have an exercise price of $4.14 and vest over three years.  On July 25, 2007, the Board discussed the issue of director compensation and each director (including Mr. Girard and Mr. Swanberg) elected to cancel 50,000 of their options from the June 1, 2007 grant.  After the cancellation, Mr. Girard and Mr. Swanberg had 100,000 and 50,000 options, respectively, from the June 1, 2007 grant.  The terms of these options were not changed as part of the cancellation.  Under FAS 123R, the value of the cancelled options to Mr. Girard and Mr. Swanberg were $128,500 each.  The value of these options has been included in the table above in fiscal year 2007.

(4)
On February 26, 2008, Mr. Girard resigned from all positions held with the Company and its subsidiaries, including resigning from Board service.  In connection with Mr. Girard's resignation, the Company made a one time payment to Mr. Girard of $250,000 and this amount is included in the "All other compensation" column.

(5)	The value of Mr. Swanberg's options includes $7,728 relating to options granted to his wife who was an employee of the Company at the time of the grant.
(6)
Mr. Swanberg resigned from the Company on June 11, 2008.  In connection with Mr. Swanberg's resignation, the Company agreed to continue paying Mr. Swanberg his salary for an additional six months subject to the conditions of his agreement.  These amounts have not been included in this table as the amounts had not been paid as of June 30, 2008.  In addition, Mr. Swanberg was paid the balance of his vacation in a lump sum and this amount is included in the "All other compensation" column.

(7)	Ms. Woods became an employee of the Company in July 2006.
(8)
Mr. Swindler became an employee of the Company in October 2006.  The Company reimbursed Mr. Swindler for certain of his relocation costs and this amount is included in the "All other compensation" column for fiscal year 2007.

Ms. Woods has an employment contract with the Company dated February 14, 2007.  The agreement's current term is through February 14, 2010 but will be automatically extended for an additional year on each anniversary date unless terminated in accordance with the provisions of the agreement.  The agreement entitles Ms. Woods to a salary of at least $160,000 with increases as determined by the Compensation Committee of the Board and annual bonus payments under a bonus plan as established by the Compensation Committee.  In the event that Ms. Woods is terminated without cause, becomes disabled, or terminates her employment for good reason, she will be entitled to her salary and benefits for the remaining term of the agreement or 18 months, whichever is shorter.  Good reason is defined in the agreement to mean a reduction of salary or benefits, a change in Ms. Woods' title, position, authority, or responsibilities, causing Ms. Woods to relocate, or any breach by the Company of this agreement.  If Ms. Woods is terminated within one year of a change of control then she shall be entitled to her salary and benefits for the remaining term of the agreement or 18 months, whichever is longer, in addition to a one-time payment equal to her most recently received bonus.  In the event of Ms. Woods' termination without cause or termination within one year of a change of control, all of her unvested stock options shall immediately vest in full and shall be exercisable as provided in the applicable stock option plan.  The agreement also includes certain restrictive covenants that prohibit Ms. Woods from providing services to a competing business for the period of this agreement plus one year.

Outstanding Equity Awards at Fiscal Year-end

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Dwight Babcock, Chairman and Interim	50,000	-		-	6.30	3/31/2016
CEO	50,000	-		-	3.80	6/23/2016
	50,000 100,000	- -		- -	3.11 0.75	8/15/2016 5/13/2018
Roger Girard, former Chairman and CEO	513,840 33,333	- -		- -	1.19 3.11	5/31/2009 5/31/2009
David Swanberg, former Executive Vice President - Operations	150,000 16,666 16,666	- - -		- - -	1.00 3.11 4.14	8/18/2015 8/15/2016 6/1/2017
Lori Woods, Vice President	16,666	33,334	(1)	-	3.50	7/5/2016
	16,666	33,334	(2)	-	3.10	10/17/2016
	5,000	15,000	(3)	-	4.40	3/2/2017
	6,666	13,334	(4)	-	4.14	6/1/2017
Fred Swindler, VP - Regulatory Affairs	3,333	6,667	(3)	-	4.40	3/2/2017
and Quality Assurance	3,333	6,667	(4)	-	4.14	6/1/2017
Robert Bilella, Territoy Sales Manager	84,236	-		-	4.15	6/23/2015

(1)
Represents a July 5, 2006 grant, one-third of which became exercisable on July 1, 2007, one-third of which will become exercisable on July 1, 2008, and the final third will become exercisable on July 1, 2009.

(2)
Represents the October 17, 2006 grant, one-third of which became exercisable on October 17, 2007, one-third of which will become exercisable on October 17, 2008, and the final third will become exercisable on October 17, 2009.

(3)
Represents the March 2, 2007 grant, one-third of which became exercisable on March 2, 2008, one-third of which will become exercisable on March 2, 2009, and the final third will become exercisable on March 2, 2010.

(4)
Represents the June 1, 2007 grant, one-third of which became exercisable on June 1, 2008, one-third of which will become exercisable on June 1, 2009, and the final third will become exercisable on June 1, 2010.

The Company has a 401(k) plan that covers all eligible full-time employees of the Company.  Contributions to the 401(k) plan are made by participants to their individual accounts through payroll withholding.  Additionally, the 401(k) plan provides for the Company to make contributions to the 401(k) plan in amounts at the discretion of management.  The Company has not made any contributions to the 401(k) plan and does not maintain any other retirement plans for its executives or employees.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

IsoRay Medical, Inc.'s patent rights to its Cs-131 process were acquired from Lane Bray, a shareholder and employee of the Company, and are subject to a 1% royalty on gross profits and certain contractual restrictions.  Pursuant to the royalty agreement, the Company must also pay a royalty of 2% of Gross Sales, as defined, for any sub-assignments of the aforesaid patented process to any third parties.  The royalty agreement will remain in force until the expiration of the patents on the assigned technology, unless earlier terminated in accordance with the terms of the underlying agreement.  During fiscal year 2007, the Company achieved its first gross margin and began making quarterly payments to Mr. Bray as outlined in the royalty agreement.  The Company recorded royalty expense of $21,219 and $2,161 for the years ended June 30, 2008 and 2007, respectively, related to these payments.

Roger Girard, the Company's former Chairman and CEO, had personally guaranteed $20,000 of the Company's loan from BFEDD, which was funded in December 2004.  In exchange for his personal guaranty, Mr. Girard received 5,728 shares of common stock.  As a condition of his resignation in February 2008, the Company prepaid $20,000 on the BFEDD loan and obtained Mr. Girard's release and Mr. Girard in turn surrendered the 5,728 shares to the Company.  As part of his settlement, Mr. Girard also surrendered 30,072 shares of common stock he had received in 2004 for personally guaranteeing a portion of a line of credit for the Company.

Mr. Girard and David Swanberg, the Company's former Executive VP – Operations, personally guaranteed a portion of the Company's loan from HAEIFC.  As part of their resignations, the Company obtained their releases from these personal guarantees by prepaying $60,000 and $40,000, respectively.

Mr. Stephen Boatwright, a former Company director, has been actively involved in providing various legal services to the Company and IsoRay Medical, Inc. through the law firm of Keller Rohrback, PLC.  During the fiscal years ended June 30, 2008 and 2007, the Company paid Keller Rohrback, PLC approximately $426,000 and $459,000, respectively, for legal services.  In addition, the Company had accrued at June 30, 2008 approximately $10,000 in legal fees to be paid.

Patent and Know-How Royalty License Agreement

Effective August 1, 1998, Pacific Management Associates Corporation (PMAC) transferred its entire right, title and interest in an exclusive license agreement with Donald Lawrence to IsoRay, LLC (a predecessor company) in exchange for a membership interest.  The terms of the license agreement require the payment of a royalty based on the Net Factory Sales Price, as defined in the agreement, of licensed product sales.  Because the licensor's patent application was ultimately abandoned, only a 1% "know-how" royalty based on Net Factory Sales Price, as defined, remains applicable.  To date, management believes that there have been no product sales incorporating the "know-how" and that therefore no royalty is due pursuant to the terms of the agreement.  Management believes that ultimately no royalties should be paid under this agreement as there is no intent to use this "know-how" in the future.

The licensor of the Lawrence "know-how" has disputed management's contention that it is not using this "know-how".  On September 25, 2007 and again on October 31, 2007, the Company participated in nonbinding mediation regarding this matter; however, no settlement was reached with the Lawrence Family Trust.  After additional settlement discussions which ended in April 2008, the parties still failed to reach a settlement.  The parties may demand binding arbitration at any time.

Review and Approval of Related Party Transactions

The Board reviews all transactions between the Company and any of its officers and directors.  The Company's Code of Ethics emphasizes the importance of avoiding situations or transactions in which personal interests may interfere with the best interests of the Company or its shareholders.  In addition, the Company's general corporate governance practice includes Board-level discussion and assessment of procedures for discussing and assessing relationships, including business, financial, familial and nonprofit, among the Company and its officers and directors, to the extent that they may arise.  The Board and the Nominations and Corporate Governance Committee review any transaction with an officer or director to determine, on a case-by-case basis, whether a conflict of interest exists.  The Board ensures that all directors voting on such a matter have no interest in the matter and discusses the transaction with counsel as the Board deems necessary.  The Board will generally delegate the task of discussing, reviewing and approving transactions between the Company and any related persons to the Nominations and Corporate Governance Committee.

Since the beginning of fiscal year 2008, we did not enter into any transactions with related persons that were subject to our related person transaction policy.

Director Independence

Using the standards of the American Stock Exchange, the Company's Board has determined that Mr. Kauffman, Mr. LaVoy, and Mr. Smith each qualify under such standards as an independent director.  Mr. Kauffman, Mr. LaVoy and Mr. Smith each meet the American Stock Exchange listing standards for independence both as a director and as a member of the Audit Committee, and Mr. Kauffman and Mr. Smith each meet the American Stock Exchange listing standards for independence both as a director and as a member of the Compensation Committee.  Mr. Babcock is not independent under these standards.  The Company did not consider any relationship or transaction between itself and these independent directors not already disclosed in this Proxy Statement in making this determination.

Vote Required for Election

          The four persons receiving the highest number of affirmative votes will be elected as directors of the Company. Votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will have no legal effect on the vote.

PROPOSAL 2 – RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of DeCoria, Maichel & Teague, P.S. to serve as our independent registered public accounting firm for the year ending June 30, 2009, and has directed that such re-appointment be submitted to our shareholders for ratification at the Annual Meeting. If our shareholders do not ratify the re-appointment of DeCoria, Maichel & Teague, P.S., the Audit Committee will reconsider the appointment.

Representatives of DeCoria, Maichel & Teague, P.S. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

The Company paid or accrued the following fees in each of the prior two fiscal years to its principal accountant, DeCoria, Maichel & Teague, P.S.:

	Year ended	Year ended
	June 30,	June 30,
	2008	2007

1. Audit fees	$42,107	$41,016
2. Audit-related fees	–	1,800
3. Tax fees	7,750	4,250
4. All other fees	–	–

Totals	$49,857	$47,066

Audit fees include fees for the audit of our annual financial statements, reviews of our quarterly financial statements, and related consents for documents filed with the SEC.  Audit-related fees include fees related to work on common stock offering memorandums.  Tax fees include fees for the preparation of our federal and state income tax returns.

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by our independent registered public accountants, DeCoria, Maichel & Teague, P.S.  In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent auditors is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved by the Audit Committee.  The Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit.  All services pre-approved by the Chairman of the Audit Committee must be presented at the next Audit Committee meeting for review and ratification.  All of the services provided by DeCoria, Maichel & Teague, P.S. described above were approved by our Audit Committee.

The Company's principal accountant, DeCoria, Maichel & Teague P.S., did not engage any other persons or firms other than the principal accountant's full-time, permanent employees.

The Board unanimously recommends that the shareholders vote "FOR" Proposal No. 2 to ratify the re-appointment of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm of the Company.

OTHER INFORMATION

Shareholder Communications with the Board

To contact members of the Board, individually or collectively, on any subject, please address that communication to:

Fred Swindler, Corporate Secretary
IsoRay, Inc.
350 Hills St., Suite 106
Richland, WA 99354

The Corporate Secretary will acknowledge the receipt of the communication; inform the shareholder concerning the distribution of that communication; and when any action (if requested) would be reviewed by the Board and/or the relevant functional committee. The Corporate Secretary will notify the shareholder of any action taken by the Board in reference to the shareholder's request.

Board Attendance at Annual Meeting

While the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meetings of shareholders, it has encouraged its directors to attend this Annual Meeting and expects to continue this informal policy.  Shareholders are encouraged to interact with the directors at that time. Mr. Babcock and Mr. Kauffman attended the fiscal 2008 annual meeting of the Company's shareholders.

Expenses of Solicitation

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common and preferred stock as of the Record Date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, the Internet or by completing and returning the enclosed proxy card will help to avoid additional expense. Proxies and ballots will be received and tabulated by Broadridge and the Company's Corporate Secretary, Fred Swindler, will serve as the inspector of elections for the Annual Meeting.

Shareholder Proposals and Director Nominations

In order to be eligible for inclusion in the Company's proxy materials for the 2010 Annual Meeting of Shareholders, any shareholder proposal to take action at such annual meeting must generally be received at the Company's executive offices at 350 Hills St., Richland, Washington 99354 no later than November 21, 2009.  Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

The notice with respect to business proposals to be brought before the annual meeting must state the shareholder's name, address and the number of shares of common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.

Shareholders wishing to submit recommendations for director candidates must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•
The name, address, and biography of the candidate, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice;

•	The name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•
With respect to common stock beneficially owned by the shareholder or group of shareholders making the recommendation, and to the extent any shareholder is not a registered holder, proof of the number of shares held.

To be considered by the Board for the 2010 Annual Meeting of Shareholders, a director candidate nomination must be received by the Secretary by November 21, 2009.

Shareholder proposals submitted for consideration at the 2010 annual meeting but not submitted for inclusion in the Company's fiscal 2009 proxy statement, including shareholder nominations for candidates for election as directors, generally must be received by the Company at its executive offices on or prior to November 21, 2009 in order to be considered timely under SEC rules and the Company's Bylaws. However, if the date of the 2010 annual meeting is a date that is not within 30 days before or after the anniversary date of the 2009 Annual Meeting, notice by the shareholder of a proposal must be received no later than ninety days before the date of the 2010 annual meeting, or, if later, by the close of business on the 10th calendar day after the first public announcement of the date of such annual meeting. A public announcement includes disclosure in (1) a document filed by the Company with the SEC, (2) a mailed notice of the 2010 annual meeting, and (3) a press release reported by a national news service. Under applicable rules of the SEC, the Company's management may vote proxies in their discretion regarding these proposals if (1) the Company does not receive notice of the proposal on or prior to November 21, 2009, or (2) the Company receives written notice of the proposal on or prior to November 21, 2009, describes the proposal in the Company's proxy statement relating to the 2010 annual meeting and states how the management proxies intend to vote with respect to such proposal.

HOUSEHOLDING

Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process is known as "householding" and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another shareholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1. If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Trust Company, 350 Indiana Street, 8th Floor, Golden, Colorado 80401 (Attn: IsoRay, Inc. Representative) or calling (303) 262-0710.

2. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

MISCELLANEOUS

The Company's June 30, 2008 Annual Report on Form 10-K is enclosed with this Proxy Statement, and is also available over the Internet or by written request as described below.

The Company will furnish to shareholders without charge a copy of its Form 10-K for the fiscal year ended June 30, 2008, as filed with the Securities and Exchange Commission, upon receipt of a written request addressed to IsoRay, Inc., 350 Hills St., Suite 104, Richland, WA 99354, Attn: Corporate Secretary.  Reports, proxy statements and other information filed by the Company are also available on the internet at the SEC's World Wide Web site at http://www.sec.gov.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Fred Swindler
Secretary

ISORAY, INC.
ATTN: JONATHAN HUNT
350 HILLS STREET, SUITE 106
RICHLAND, WA 99354

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ISRAY1 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

ISORAY, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BELOW-LISTED PROPOSALS

Vote on Directors

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Elect as directors the four nominees listed below to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and qualified (except as marked to the contrary):	☐	☐	☐	______________________

Nominees:
01) Dwight Babcock
02) Robert R. Kauffman
03) Thomas C. LaVoy
04) Albert Smith

Vote on Proposal

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

ISRAY2

REVOCABLE PROXY

ISORAY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Dwight Babcock and Jonathan Hunt, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock and Series B preferred stock of IsoRay, Inc. (the "Company") that the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders of the Company, to be held at 3800 East Sunrise Drive, Tucson, Arizona 85718, on Wednesday, February 18, 2009, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

PROXY—SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, it will be voted "FOR" each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by (1) giving written notice to Fred Swindler, Corporate Secretary, 350 Hills Street, Suite 350, Richland, Washington 99354, (2) by executing and delivering a proxy card bearing a later date or (3) by voting in person at the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Address Changes/Comments: ______________________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated, on the reverse side)